UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) February 10, 2006 (February 6, 2006)

                               ENOVA SYSTEMS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                   California
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                 (State or Other Jurisdiction of Incorporation)


              0-25184                                 95-3056150
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       (Commission File Number)            (IRS Employer Identification No.)


19850 South Magellan Drive Suite 305, Torrance, CA             90502
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     (Address of Principal Executive Offices)                (Zip Code)


                                  310-527-2800
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written  communications  pursuant to Rule 425 under the  Securities Act
         (17 CFR 230.425)

     |_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2006, Enova Systems, Inc. (the "Company") hired John Dexter to be the Company's Director of Planning and Operations. In connection with Mr. Dexter's employment, the Company entered into a letter agreement with Mr. Dexter (the "Agreement") pursuant to which Mr. Dexter received a $7,500 signing bonus and will be paid an annual salary of $177,500.

In addition, provided the Company's goals and objectives are met and Mr. Dexter is employed by the Company as of December 31, 2006, Mr. Dexter will be eligible for performance cash bonuses as follows: (a) if the Company's gross sales reach $13.5 million in fiscal year 2006, Mr. Dexter will receive $10,000, (b) if the Company's gross sales reach $14.5 million in fiscal year 2006, Mr. Dexter will receive $20,000 and (c) if the Company's gross sales reach $15.5 million in 2006, Mr. Dexter will receive $30,000.

Pursuant to the Agreement, Mr. Dexter received options to purchase 23,000 shares of the Company's common stock (the "Options") at an exercise price of $3.95 per share. The stock options will vest as follows: (a) if the Company's gross sales for the year ending December 31, 2006 are equal to, or in excess of, $12.5 million but less than $15 million, then 10,000 of the shares underlying the Options will vest as of January 15, 2007 so long as Mr. Dexter is still employed by the Company on such date, and the remaining 13,000 shares underlying the Options will not vest and the Options to purchase such shares will terminate immediately; and (b) if the Company's gross sales for the year ending December 31, 2006, are equal to, or greater than, $15 million, then all 23,000 shares underlying the Options will vest as of January 15, 2007 so long as Mr. Dexter remains employed by the Company on such date. In the event the Company's gross sales for the year ending December 31, 2006 are less than $12.5 million, then all 23,000 of the shares underlying the Options will not vest and the Options will terminate immediately.

In addition, on the sixth month anniversary of Mr. Dexter's employment, the Company will issue 2,532 shares of the Company's common stock in partial consideration of Mr. Dexter's first six months of employment services to the Company. The shares will be restricted and may not be transferred by Mr. Dexter unless the shares are registered under the Securities Act of 1933, as amended (the "Act"), or are transferred pursuant to an exemption from the Act.

The Agreement also provides for certain health benefits, enrollment in the Company's 401(k) plan, six months of rental housing with a rental rate up to $2,500 per month, and certain relocation expenses. Mr. Dexter's employment is at-will and may be terminated by either Mr. Dexter or the Company for any reason and at any time.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Enova Systems, Inc.
                                           (Registrant)


Date:   February 10, 2006          /s/ Ed Riddell
                                  ------------------------------
                                 By:    Ed Riddell
                                 Title:   Chief Executive Officer